Exhibit 99.1

Kandi Technologies Reports Second Quarter 2018 Financial Results

– Q2 GAAP net income of $1.4 million compared to net loss of $11.6 million in the same period last year –

– Q2 JV Company sold 1,802 EV products, a 393.7% increase yoy –

JINHUA, CHINA-- (August 9, 2018) - Kandi Technologies Group, Inc. (the “Company,” “we” or “Kandi”) (NASDAQ GS: KNDI), today announced its financial results for the second quarter of 2018.

Second Quarter Highlights

●	Total revenues were $16.4 million for the second quarter of 2018, a decrease of 40.1% from total revenues of $27.3 million for the same period in 2017.

●	Electric Vehicle (“EV”) parts sales decreased by 40.8%, to $15.5 million for the second quarter of 2018, compared with EV parts sales of $26.2 million for the same period in 2017.

●	Revenues from sales of off-road vehicles decreased by 24.3%, to $0.8 million for the second quarter of 2018, compared with revenues from sales of off-road vehicles of $1.1 million for the same period in 2017.

●	Kandi Electric Vehicles Group Co., Ltd. (the "JV Company") sold 1,802 EV products, for the second quarter of 2018 compared to 365 EV products sold in the same period last year.

●	GAAP net income for the second quarter of 2018 was $1.4 million, or $0.03 per fully diluted share, compared with GAAP net loss of $11.6 million, or loss of $0.24 per fully diluted share for the same period in 2017.

●	Non-GAAP adjusted net income[1], which excludes stock compensation expenses and the change in fair value of contingent consideration, was $2.5 million in the second quarter of 2018, compared with Non-GAAP adjusted net loss of $9.5 million for the same period in 2017. Non-GAAP adjusted earnings per share[1] was $0.05 per fully diluted share for the second quarter of 2018, compared with Non-GAAP adjusted loss per share[1] of $0.20 per fully diluted share for the same period in 2017.

●	Working capital deficit was $8.6 million as of June 30, 2018. Cash, cash equivalents and restricted cash totaled $9.5 million as of June 30, 2018.

[1]	Non-GAAP measures, including Non-GAAP net income and Non-GAAP EPS are defined as the financial measures excluding the change in fair value of contingent consideration and the effects of stock compensation expenses. We supply non-GAAP information because we believe it allows our investors to obtain a clearer understanding of our operations. Any non-GAAP measure should not be considered as a substitute for, and should only be read in conjunction with, measures of financial performance prepared in accordance with GAAP.

Mr. Hu Xiaoming, Chairman and Chief Executive Officer of Kandi, commented, “due to the 2018 government subsidy policy adjustments in product structure requirements, the JV Company discontinued the manufacturing and selling of its EV products with a driving range of less than 200km and shifted its focus to the development of new EV models with a driving range exceeding 300km. Currently, our new 300km EV models K23, K27, and K28 (EX3) received the approval from the Ministry of Industry and Information Technology of the People’s Republic of China. The JV Company has resumed its normal production and sales. With restored production and a recovery of sales, we believe that Kandi's growth will return to the previous predicted track. Despite recent weak stock performance, the management team is dedicated to improving Kandi’s market competitiveness and regaining our leading position in the EV industry.”

Net Revenues and Gross Profit

	2Q18	2Q17	Y-o-Y%
Net Revenues (US$million)	$16.4	$27.3	-40.1%
Gross Profit (US$million)	$2.1	$3.8	-45.2%
Gross Margin	12.6%	13.7%	-

Net revenues for the second quarter of 2018 decreased by 40.1% compared to the same period last year. The decrease in net revenues was mainly due to the decrease in EV parts sales during this quarter. The selling prices of our products for the three months ended June 30, 2018 did not change materially on average from the same period last year. The decrease in revenue was primarily due to the decrease of sales volume.

Operating Income (Loss)

	2Q18	2Q17	Y-o-Y%
Operating Expenses (US$million)	$4.7	$7.1	-33.4%
Operating Loss (US$million)	$(2.7)	$(3.3)	-20.1%
Operating Margin	-16.3%	-12.2%	-

Total operating expenses in the second quarter of 2018 were $4.7 million, compared with $7.1 million in the same quarter of 2017. The decrease in total operating expenses was due to decreased R&D expenses, which were $0.6 million in this quarter compared with $5.1 million in the same quarter last year.

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GAAP & Non-GAAP Net Income

	2Q18	2Q17	Y-o-Y%
Net Income (Loss) (US$million)	$1.4	$(11.6)	-111.9%
Earnings (loss) per Weighted Average Common Share	0.03	$(0.24)	-
Earnings (loss) per Weighted Average Diluted Share	0.03	$(0.24)	-
Stock Compensation Expenses	$1.8	$2.0	-8.8%
Change in fair value of contingent consideration	(0.7)	-	-
Non-GAAP Net Income (Loss)	$2.5	$(9.5)	-126.5%

Net income was $1.4 million in the second quarter of 2018, compared with net loss of $11.6 million in the same quarter of 2017. The increase was primarily attributable to the profits from the JV Company and decreased R&D expenses in the second quarter as compared to the same period of last year.

Non-GAAP net income was $2.5 million in the second quarter of 2018, a 126.5% increase compared to Non-GAAP net loss of $9.5 million in the same quarter of 2017. The increase was primarily attributable to the profits from the JV Company and decreased R&D expenses in the second quarter as compared to the same period of last year.

Kandi Electric Vehicles Group Co., Ltd. (the “JV Company”) Financial Results

In the second quarter of 2018, the JV Company sold 1,802 units of EV products.

The condensed financial income statements of the JV Company in the second quarter are as set forth below:

	2Q18	2Q17	Y-o-Y%
Net Revenues (US$million)	$19.6	$18.7	5.3%
Gross Loss (US$million)	$(4.7)	$(1.5)	214.9%
Net Income (loss)	$4.8	$(14.6)	-132.6%
% of Net revenue	24.2%	-78.2%	-

Revenue for the JV Company was $19.6 million in the second quarter of 2018, an increase of 5.3% compared to the same quarter of 2017. Net income was $4.8 million, a 132.6% increase compared to net loss of $14.6 million in the same quarter of 2017.

Kandi’s investments in the JV Company are accounted for using the equity method of accounting because Kandi has a 50% ownership interest in the JV Company. As a result, Kandi recorded 50% of the JV Company’s profit of $2.4 million for this quarter. After eliminating intra-entity profits and losses, Kandi’s share of the after-tax income of the JV Company was $2.4 million for the second quarter of 2018.

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Second Quarter 2018 Conference Call Details

The Company has scheduled a conference call and live webcast to discuss its second quarter 2018 financial results at 8:00 A.M. Eastern Time (8:00 P.M. Beijing Time) on August 9, 2018. Mr. Hu Xiaoming, Chief Executive Officer of the Company, and Mr. Mei Bing, Chief Financial Officer of the Company, will deliver prepared remarks to be followed by a question and answer session.

Dial-in details for the conference call are as follows:

●	Toll-free dial-in number: +1-866-548-4713

●	International dial-in number: + 1-323-794-2093

●	Webcast and replay: http://public.viavid.com/index.php?id=130907

A live audio webcast of the call can also be accessed by visiting Kandi's Investor Relations page on the Company’s website at http://www.kandivehicle.com. An archive of the webcast will be available on the Company’s website following the live call.

About Kandi Technologies Group, Inc.

Kandi Technologies Group, Inc. (KNDI), headquartered in Jinhua, Zhejiang Province, is engaged in the research and development, manufacturing and sales of various vehicle products. Kandi has established itself as one of China's leading manufacturers of pure electric vehicle ("EV") products (through its joint venture), EV parts and off-road vehicles. Kandi conducts its primary business operations through its wholly-owned subsidiary, Zhejiang Kandi Vehicles Co., Ltd. (“Kandi Vehicles”), Sportsman Country, LLC (“Sportsman Country”), and the partially and wholly-owned subsidiaries of Kandi Vehicles.

More information can be viewed at the Company's corporate website at http://www.kandivehicle.com. The Company routinely posts important information on its website.

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Safe Harbor Statement

This press release contains certain statements that may include "forward-looking statements." All statements other than statements of historical fact included herein are "forward-looking statements." These forward-looking statements are often identified by the use of forward-looking terminology such as "believes," "expects" or similar expressions, involving known and unknown risks and uncertainties. Although the Company believes that the expectations reflected in these forward-looking statements are reasonable, they do involve assumptions, risks and uncertainties, and these expectations may prove to be incorrect. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company's actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including the risk factors discussed in the Company's periodic reports that are filed with the Securities and Exchange Commission and available on the SEC's website (http://www.sec.gov). All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by these risk factors. Other than as required under the securities laws, the Company does not assume a duty to update these forward-looking statements.

Follow us on Twitter: @ Kandi_Group

Company Contact:

Ms. Kewa Luo

Kandi Technologies Group, Inc.

Phone: 1-212-551-3610

Email: IR@kandigroup.com

- Tables Below -

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KANDI TECHNOLOGIES GROUP, INC.
AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEET

(UNAUDITED)

	June 30, 2018	December 31, 2017
	(Unaudited)
Current assets
Cash and cash equivalents	$1,612,459	$4,891,808
Restricted cash	7,878,200	11,218,688
Accounts receivable(net of allowance for doubtful accounts of $331,362 and $133,930 as of June 30, 2018 and December 31, 2017, respectively)	34,071,931	34,397,858
Inventories (net of provision for slow moving inventory of $938,624 and $620,919 as of June 30, 2018 and December 31, 2017, respectively)	11,644,868	15,979,794
Notes receivable from JV Company and related party	-	1,137,289
Other receivables	2,342,060	2,650,668
Prepayments and prepaid expense	6,099,704	6,536,839
Due from employees	4,527	7,070
Advances to suppliers	15,211,522	14,908,385
Amount due from JV Company, net	64,775,429	146,422,440
Amount due from related party	-	162,048
TOTAL CURRENT ASSETS	143,640,700	238,312,887

LONG-TERM ASSETS
Property, Plant and equipment, net	12,806,094	12,000,971
Land use rights, net	12,377,307	12,666,047
Construction in progress	69,541,416	53,083,925
Deferred taxes assets	3,301,698	4,383,425
Long Term Investment	-	1,460,034
Investment in JV Company	154,866,326	70,681,013
Goodwill	24,156,275	322,591
Intangible assets	4,811,077	331,116
Advances to suppliers	-	21,592,918
Other long term assets	6,855,927	7,590,734
Amount due from JV Company, net	-	15,907,183
TOTAL Long-Term Assets	288,716,120	200,019,957

TOTAL ASSETS	$432,356,820	$438,332,844

CURRENT LIABILITIES
Accounts payables	$92,759,784	$111,595,540
Other payables and accrued expenses	5,323,548	6,556,209
Short-term loans	32,482,003	33,042,864
Customer deposits	274,205	205,544
Notes payable	18,848,520	28,075,945
Income tax payable	1,181,776	2,902,699
Due to employees	10,521	35,041
Deferred income	1,404,431	2,191,143
Total Current Liabilities	152,284,788	184,604,985

LONG-TERM LIABILITIES
Long term bank loans	30,064,737	30,737,547
Contingent liability	5,345,985	-
Other long-term liability	549,568	-
Total Long-Term Liabilities	35,960,290	30,737,547

TOTAL LIABILITIES	188,245,078	215,342,532

STOCKHOLDER’S EQUITY
Common stock, $0.001 par value; 100,000,000 shares authorized; 54,257,312 and 48,036,538 shares issued and 51,297,475 and 48,036,538 outstanding at June 30,2018 and December 31,2017, respectively	51,297	48,037
Additional paid-in capital	254,193,380	233,055,348
Retained earnings (the restricted portion is $4,422,033 and $4,422,033 at June 30,2018 and December 31,2017, respectively)	1,300,210	(3,802,310)
Accumulated other comprehensive loss	(11,433,145)	(6,310,763)
TOTAL STOCKHOLDERS’ EQUITY	244,111,742	222,990,312

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$432,356,820	$438,332,844

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KANDI TECHNOLOGIES GROUP, INC.
AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME (LOSS) AND
COMPREHENSIVE INCOME (LOSS)
(UNAUDITED)

	Three Months Ended		Six Months Ended
	June 30, 2018	June 30, 2017	June 30, 2018	June 30, 2017

REVENUES FROM UNRELATED PARTY, NET	11,618,855	1,153,555	$17,351,318	$4,116,486
REVENUES FROM JV COMPANY AND RELATED PARTY, NET	4,740,751	26,171,724	7,344,195	27,483,366

REVENUES, NET	16,359,606	27,325,279	24,695,513	31,599,852

COST OF GOODS SOLD	(14,301,594)	(23,568,343)	(21,291,550)	(27,175,584)

GROSS PROFIT	2,058,012	3,756,936	3,403,963	4,424,268

OPERATING EXPENSES:
Research and development	(642,889)	(5,142,041)	(1,400,187)	(25,911,773)
Selling and marketing	(228,173)	(402,253)	(976,398)	(760,562)
General and administrative	(3,861,263)	(1,558,652)	(3,463,092)	(9,877,946)
Total Operating Expenses	(4,732,325)	(7,102,946)	(5,839,677)	(36,550,281)

(LOSS) FROM OPERATIONS	(2,674,313)	(3,346,010)	(2,435,714)	(32,126,013)

OTHER INCOME(EXPENSE):
Interest income	456,784	559,425	1,399,777	1,090,067
Interest expense	(471,616)	(548,810)	(1,022,033)	(1,163,263)
Change in fair value of contingent consideration	686,833	-	3,367,012	-
Government grants	15,558	262,137	110,813	5,329,611
Share of income (loss) after tax of JV	2,372,696	(8,738,254)	3,167,751	(13,899,967)
Other income , net	627,582	121,556	650,559	150,177
Total other income (expense), net	3,687,837	(8,343,946)	7,673,879	(8,493,375)

INCOME (LOSS) BEFORE INCOME TAXES	1,013,524	(11,689,956)	5,238,165	(40,619,388)
INCOME TAX BENEFIT (EXPENSE)	361,001	131,939	(135,645)	4,907,936

NET INCOME (LOSS)	1,374,525	(11,558,017)	5,102,520	(35,711,452)

OTHER COMPREHENSIVE (LOSS) INCOME
Foreign currency translation	(12,587,622)	3,118,462	(5,122,382)	4,910,278

COMPREHENSIVE (LOSS)	$(11,213,097)	$(8,439,555)	$(19,862)	$(30,801,174)

WEIGHTED AVERAGE SHARES OUTSTANDING BASIC	51,140,542	47,974,974	50,893,356	47,854,351
WEIGHTED AVERAGE SHARES OUTSTANDING DILUTED	51,140,542	47,974,974	50,893,356	47,854,351

NET INCOME (LOSS) PER SHARE, BASIC	$0.03	$(0.24)	$0.10	$(0.75)
NET INCOME (LOSS) PER SHARE, DILUTED	$0.03	$(0.24)	$0.10	$(0.75)

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KANDI TECHNOLOGIES GROUP, INC.
AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)

	Six Months Ended
	June 30, 2018	June 30, 2017

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$5,102,520	$(35,711,452)
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation and amortization	1,791,762	2,334,776
Assets impairments	341,261	38,548
Allowance for doubtful accounts	(7,257)	-
Deferred taxes	-	(5,415,959)
Share of income after tax of JV Company	(3,167,751)	13,899,967
Reserve for fixed assets	(54,799)	-
Change in fair value of contingent consideration	(3,367,012)	-
Stock compensation cost	222,259	4,493,187

Changes in operating assets and liabilities, net of effects of acquisition:
(Increase) Decrease In:
Accounts receivable	(36,123,904)	(2,826,433)
Deferred taxes assets	(53,330)	-
Notes receivable	502,623	-
Notes receivable from JV Company and related party	2,060,755	4,875,795
Inventories	5,020,163	(1,242,422)
Other receivables and other assets	927,544	(498,376)
Due from employee	(22,355)	(23,344)
Advances to supplier and prepayments and prepaid expenses	(2,626,098)	23,946,781
Advances to suppliers-long term	-	(4,099,879)
Amount due from JV Company	(39,263,079)	(21,853,571)
Amount due from JV Company-Long term	15,907,183	-
Due from related party	165,614	-

Increase (Decrease) In:
Accounts payable	41,319,755	25,017,146
Other payables and accrued liabilities	25,636,794	127,252
Notes payable	(11,936,770)	(2,731,692)
Customer deposits	75,010	132,765
Income tax payable	(1,837,147)	(31,314)
Deferred income	(779,240)	(5,077,291)
Loss contingency-litigation	-	2,909,151
Net cash used in operating activities	$(165,499)	$(1,736,365)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property, plant and equipment, net	(122,407)	(128,509)
Purchases of land use rights and other intangible assets	(107,917)	-
Acquisition of Jinhua An Kao (net of cash received)	(3,694,275)	-
Purchases of construction in progress	(48,042)	(1,029,516)
Reimbursement of capitalize interests for construction in progress	1,860,287	-
Long Term Investment	1,492,162	-
Short term investment	-	4,509,183
Net cash (used in) provided by investing activities	$(620,192)	$3,351,158

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from short-term bank loans	14,764,553	13,963,923
Repayments of short-term bank loans	(14,764,553)	(17,018,531)
Repayments of long-term bank loans	(157,070)	-
Proceeds from notes payable	34,702,510	5,713,368
Repayment of notes payable	(40,349,566)	-
Net cash (used in) provided by financing activities	$(5,804,126)	$2,658,760

NET (DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS AND RESTRICTED CASH	(6,589,817)	4,273,553
Effect of exchange rate changes on cash	(30,020)	648,835
CASH AND CASH EQUIVALENTS AND RESTRICTED CASH AT BEGINNING OF YEAR	16,110,496	25,193,298

CASH AND CASH EQUIVALENTS AND RESTRICTED CASH AT END OF PERIOD	9,490,659	30,115,686

SUPPLEMENTARY CASH FLOW INFORMATION
Income taxes paid	1,815,156	1,001,501
Interest paid	848,232	742,958

SUPPLEMENTAL NON-CASH DISCLOSURES:
Advances to suppliers-long term transferred to construction in progress	22,068,080	8,712,000
Advances to suppliers transferred to construction in progress	6,090,219	-
Purchase of construction in progress in accounts payable	-	5,974,383
Settlement of due from JV Company and related parties with notes receivable	36,310,747	22,819,847
Settlement of accounts receivables with notes receivable from unrelated parties	39,932,517	1,076,386
Assignment of notes receivable from unrelated parties to supplier to settle accounts payable	12,570,974	1,076,386
Assignment of notes receivable from JV Company and related parties to supplier to settle accounts payable	35,176,703	18,348,424
Settlement of accounts payable with notes payables	19,480,843	18,839,444
Deferred tax changed to other comprehensive income	-	24,486
Acquisition of Jinhua An Kao by stock	20,718,859	-
Cancellation of notes payables	10,994,880	-
Amount due from JV Company converted to investment in JV Company	85,602,991	-
Adjustment of construction in progress with accounts payable	8,299,226	-
Adjustment of advance to supplier with accounts payable	3,703,808	-

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